                              DIGITAL IMPACT, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                June 30, 2000
                                         ---------------------------------------------------------------
                                          Digital                                              Pro Forma
                                          Impact           MineShare        Adjustments        Combined
                                         ---------         ---------        -----------        ---------
ASSETS
Current assets:

   Cash and cash equivalents             $  59,958         $     470         $      --         $  60,428

   Accounts receivable, net                  6,995               293                --             7,288

   Prepaid expenses and other
   current assets                              686                77                --               763
                                         ---------         ---------         ---------         ---------

       Total current assets                 67,639               840                --            68,479
                                         ---------         ---------         ---------         ---------

Property and equipment, net                  8,300               944                --             9,244

Restricted cash                                108                --                --               108

Goodwill                                        --                --            26,273            26,273

Intangible assets                               --                --             4,590             4,590

Other assets                                   197                54                --               251
                                         ---------         ---------         ---------         ---------

       Total assets                      $  76,244         $   1,838         $  30,863         $ 108,945
                                         =========         =========         =========         =========

LIABILITIES, PREFERRED STOCK AND
STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:

   Accounts payable                        $ 1,097            $  497           $    --          $  1,594

   Accrued liabilities                       3,239               369                --             3,608

   Deferred revenue                            256               494                                 750

   Current portion of long term
   debt                                        574             2,270                --             2,844
                                         ---------         ---------         ---------         ---------

       Total current liabilities             5,166             3,630                --             8,796
                                         ---------         ---------         ---------         ---------

   Long term debt, less current
   portion                                     603               476                --             1,079
                                         ---------         ---------         ---------         ---------

       Total liabilities                     5,769             4,106                --             9,875
                                         ---------         ---------         ---------         ---------

   Convertible preferred stock                  --            21,192           (21,192)               --

Stockholders' equity (deficit):

   Common Stock                                 25             1,041            (1,039)               27

   Additional paid-in capital              109,964                --            33,868           143,832

   Accumulated other
   comprehensive loss                          (15)               --                --               (15)

   Unearned stock-based
   compensation                             (8,447)             (470)             (372)           (9,289)

   Stock subscription receivable                --                (1)               --                (1)

   Accumulated deficit                     (31,052)          (24,030)           19,598           (35,484)
                                         ---------         ---------         ---------         ---------

       Total stockholders' equity
       (deficit)                            70,475           (23,460)           52,055            99,070
                                         ---------         ---------         ---------         ---------

       Total liabilities,
       preferred stock and
       stockholders' equity (deficit)    $  76,244         $   1,838         $  30,863         $ 108,945
                                         =========         =========         =========         =========

The accompanying notes are an integral part of these condensed financial statements.

                              DIGITAL IMPACT, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                    Three Months Ended June 30, 2000
                                       ------------------------------------------------------------
                                        Digital                                           Pro Forma
                                        Impact          MineShare       Adjustments       Combined
                                       --------         --------        -----------      ----------
Revenues                               $  8,474         $    185         $     --         $  8,659

Cost of revenues                          3,713              207               --            3,920
                                       --------         --------         --------         --------

Gross margin                              4,761              (22)              --            4,739

Operating expenses:

   Research and development               3,226              597               --            3,823

   Sales and marketing                    4,224              340               --            4,564

   General and administrative             2,300              414               --            2,714

   Amortization of goodwill and
   intangibles                               --               --            2,572            2,572

   Stock-based compensation               2,035              571               --            2,606
                                       --------         --------         --------         --------

Total operating expenses                 11,785            1,922            2,572           16,279
                                       --------         --------         --------         --------

Loss from operations                     (7,024)          (1,944)          (2,572)         (11,540)

Interest income (expense), net              968             (240)              --              728
                                       --------         --------         --------         --------

Net loss                               $ (6,056)        $ (2,184)        $ (2,572)        $(10,812)
                                       ========         ========         ========         ========

Net loss per common share -
 basic and diluted                     $  (0.27)         $ (0.47)                         $  (0.45)
                                       ========          =======                          ========

Shares used in net loss per
 common share calculation -
 basic and diluted                       22,160            4,617                            24,017
                                       ========         ========                          ========


The accompanying notes are an integral part of these condensed financial statements.

                              DIGITAL IMPACT, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                       Year Ended March 31, 2000
                                       --------------------------------------------------------
                                        Digital                                       Pro Forma
                                        Impact          MineShare     Adjustments     Combined
                                       --------         ---------     -----------     ---------
Revenues                               $ 12,991         $  2,331       $     --        $ 15,322

Cost of revenues                          6,178            1,078             --           7,256
                                       --------         --------       --------        --------

Gross margin                              6,813            1,253             --           8,066

Operating expenses:

   Research and development               7,452            3,888             --          11,340

   Sales and marketing                    7,630            8,361             --          15,991

   General and administrative             5,633            1,952             --           7,585

   Amortization of goodwill and
   intangibles                               --               --         10,288          10,288

   Stock-based compensation               9,228               --             --           9,228
                                       --------         --------       --------        --------

Total operating expenses                 29,943           14,201         10,288          54,432
                                       --------         --------       --------        --------

Loss from operations                    (23,130)         (12,948)       (10,288)        (46,366)

Interest income (expense), net            1,477              (54)            --           1,423
                                       --------         --------       --------        --------
Net loss                               $(21,653)        $(13,002)      $(10,288)       $(44,943)
                                       ========         ========       ========        ========

Net loss per common share -
 basic and diluted                     $  (2.28)        $  (2.84)                      $  (3.95)
                                       ========         ========                       ========

Shares used in net loss per
 common share calculation -
 basic and diluted                        9,510            4,578                         11,366
                                       ========         ========                       ========


The accompanying notes are an integral part of these condensed financial statements.

Note 1.  Basis of Presentation

The pro forma combined financial information gives effect to Digital Impact's merger with MineShare (the Merger), which was consummated on July 31, 2000. The Merger was accounted for as a purchase. MineShare shareholders, option holders, and warrant holders received an aggregate total of approximately 2.0 million shares of Digital Impact common stock. The pro forma combined financial information has been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities based on estimates of their fair values. The Unaudited Pro Forma Combined Statements of Operations for the year ended March 31, 2000 and the three months ended June 30, 2000 give effect to the Merger as if it had taken place on April 1, 1999. The pro forma combined financial information is not necessarily indicative of what the actual financial results would have been had the Merger taken place on April 1, 1999 and do not purport to be indicative of the results of the future operations.

Note 2.  Purchase Price Allocation

The unaudited pro forma combined information reflects a total purchase price for the Merger of $31.9 million including the value of the Digital Impact shares issued upon the consummation of the Merger and transaction costs. The allocation of the purchase price using balances as of June 30, 2000 is summarized below:

The allocation of the purchase price was based on the estimated fair value of the following items (in thousands):

Net assets at the date of acquisition        $ (3,368)
Goodwill                                       26,273
In-process technology                           4,432
Developed technology                            1,930
Other intangibles                               2,660
                                             --------
                                             $ 31,927
                                             ========

The amount allocated to the purchased in-process technology was determined based on an appraisal completed by an independent third party using established valuation techniques and was expensed upon acquisition, because technological feasibility had not been established and no future alternative uses existed. The percentage of completion of the purchased in-process technology was estimated to be approximately 65%. The value of this in-process technology was determined by estimating the costs to develop the purchased in-process technology into a commercially viable product, estimating the resulting cash flows from the sale of the product resulting from the completion of the in-process technology and discounting the net cash flows back to their present value.

Note 3.  Unaudited Pro Forma Combined Net Loss Per Share

The net loss per share and shares used in computing the net loss per share for the year ended March 31, 2000 and the three months ended June 30, 2000 are based upon the Digital Impact historical weighted average common shares outstanding together with the shares issued in the transaction as if such shares were issued April 1, 1999.

Note 4.  Purchase Adjustments:

The following adjustments were applied to the pro forma combined financial information: (A) To reflect amortization of the goodwill, purchased technology and other intangibles related to the MineShare merger over the estimated useful lives of three years, as if the acquisition occurred on April 1, 1999. (B) To reflect the issuance of shares in the MineShare merger and to record estimated transaction costs and other assets and liabilities at their fair values. This has been recorded net of the write-off of the amount allocated to in-process research and development which was expensed in the period the merger was consummated.


27